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                                                                    EXHIBIT 23.1

                   CONSENTS OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 of our report dated January 19, 1993, incorporated by reference in Northern Trust Corporation's Annual Report on form 10-K for the year ended December 31, 1992 and to all references to our firm included in this registration statement.

                                          Arthur Andersen & Co.

Chicago, Illinois
January 19, 1994

  As independent public accountants, Hill, Taylor & Co. hereby consent to the incorporation by reference in this Form S-8 of our report dated April 9, 1993, included in the Northern Trust Company's Thrift-Incentive Plan Annual Report on Form 11-K for the year ended December 31, 1992 and to all references to our firm included in this registration statement.

                                          Hill, Taylor & Co.

Chicago, Illinois
January 19, 1994

                              CONSENT OF ATTORNEYS

  The consent of Rossiter, Valentine, Ritchie & Porter to the filing of their opinion as an exhibit to this Registration Statement is contained in their opinion filed as Exhibit 5 hereto.